EXHIBIT 3.1.3
                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MAC WORLDWIDE, INC.

            MAC Worldwide, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation") hereby certifies and sets forth:

            1. That the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on December 14, 2000.

            2. That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

      RESOLVED, that the Certificate of Incorporation MAC WORLDWIDE, INC. be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

            "FIRST: The name of the corporation is InfoSearch Media, Inc."

            3. That in lieu of a meeting and vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

            4. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            5. That this Certificate of Amendment of the Certificate of Incorporation shall be effective as of the 31st day of December 2004.

      IN WITNESS of the foregoing, I have executed this certificate this 28th day of December 2004.

                                                  MAC WORLDWIDE, INC.


                                                  By: /s/Steven Katz
                                                      --------------------------
                                                      Steven Katz, President